                                  EXHIBIT 4.4

                            ADOPTION AGREEMENT FOR

                          MFS FUND DISTRIBUTORS, INC.
                    NON-STANDARDIZED 401(K) PROFIT SHARING
                                PLAN AND TRUST

         The undersigned Employer adopts the MFS Fund Distributors, Inc. Non-Standardized 401(k) Profit Sharing Plan and Trust for those Employees who shall qualify as Participants hereunder, to be known as the

A1       Aztec Manufacturing Co. Employee Benefit Plan & Trust
         ----------------------------------------------------------------------
                               (Enter Plan Name)

It shall be effective as of the date specified below. The Employer hereby selects the following Plan specifications:

CAUTION: The failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.

EMPLOYER INFORMATION

B1    Name of Employer        Aztec Manufacturing Co.
                              ------------------------------------------------

                              ------------------------------------------------

B2    Address     400 N. Tarrant; P.O. Box 668
                  ------------------------------------------------------------

                  Crowley                  ,         TX        76036
                  -------------------------     ------------   -----------------
                              City                   State           Zip

      Telephone      (817)297-4361
                     ---------------------------

B3    Employer Identification Number  75-0948250
                                      -------------------------

B4    Date Business Commenced ______________________________

B5    TYPE OF ENTITY

      a.   ( ) S Corporation
      b.   ( ) Professional Service Corporation
      c.   (X)   Corporation
      d.   ( ) Sole Proprietorship
      e.   ( ) Partnership
      f.   ( ) Other

      AND, is the Employer a member of...
        g.    a controlled group?   (X) Yes    (   ) No
        h.    an affiliated service group?   (X) Yes    (   ) No

B6    NAME(S) OF TRUSTEE(S)

      a.  First Nebraska Trust Company
          -------------------------------------------------------------------

      b.  ___________________________________________________________________

      c.  ___________________________________________________________________

      d.  ___________________________________________________________________

      e.  ___________________________________________________________________

      f.  ___________________________________________________________________

      g.  ___________________________________________________________________

          (   ) If checked, MFS Heritage Trust Company is selected as Trustee.

          NOTE: MFS Heritage Trust Company will act as Trustee only when Plan assets are invested exclusively in mutual funds distributed by MFS Fund Distributors, Inc. If the Trustee is another corporation or an individual, at least 50% of Plan assets must be so invested, unless
                     MFS Fund Distributors, Inc. otherwise agrees in writing.

B7    TRUSTEES' ADDRESS

      a.   ( )   Use Employer Address

      b.   (X)   P.O. box 81667 13th and K Street
                 ------------------------------------------------------------
                                     Street

                 Lincoln                ,     Nebraska           68501-1667
                 -----------------------     ----------------   -------------
                           City                 State                 Zip

      c.   ( )   The address of MFS Heritage Trust Company is:

           c/o   MFS Service Center, Inc.
                 P.O. Box 2281
                 Boston, MA 02107-9906

B8    LOCATION OF EMPLOYER'S PRINCIPAL OFFICE:

      a. (X) State b. ( ) Commonwealth of c. Texas and this Plan and Trust shall
                                             -----
               be governed under the same.


B9    EMPLOYER FISCAL YEAR means the 12 consecutive month period:

      Commencing on a.  March 1                   (e.g., January 1st) and
                        ------------------------
                              month          day

      ending on b.  February 28                          .
                    -------------------------------------
                                month            day

PLAN INFORMATION

C1        EFFECTIVE DATE

          This Adoption Agreement of the MFS Fund Distributors, Inc. Non-Standardized 401(k) Profit Sharing Plan and Trust shall:

          a. ( ) establish a new Plan and Trust effective as of    (hereinafter
                                                               ---
                 called the "Effective Date").

          b. (X) constitute an amendment and restatement in its entirety of a previously established qualified Plan and Trust of the Employer which was effective March 1, 1969 (hereinafter called the
                                     -------------
                 "Effective Date"). Except as specifically provided in the Plan, the effective date of this amendment and restatement is December 1, 1999 (For TRA '86 amendments, enter the first day
                 ----------------
                 of the first Plan Year beginning in 1989).

C2        PLAN YEAR means the 12 consecutive month period:

          Commencing on a. March 1 (e.g., January 1st)
                           -------

          and ending on b. February 28.
                           -----------

          IS THERE A SHORT PLAN YEAR?

          c. (X)  No
          d. ( )  Yes, beginning_______


                  and ending ____________________.


C3        ANNIVERSARY DATE of Plan (Annual Valuation Date)

          a.  February 28
              --------------------------
                   month        day

C4        PLAN NUMBER assigned by the Employer (select one)

          a. (X) 001   b. ( ) 002   c. ( ) 003   d. ( ) Other _________

C5 NAME OF PLAN ADMINISTRATOR (Document provides for the Employer to appoint an Administrator. If none is named, the Employer will become the Administrator.)

          a.   (X)   Employer  (Use Employer Address)

          b.   ( )   Name ______________________________________________________

                     Address   ( ) Use Employer Address

                               _________________________________________________

                               _______________,  _____________    ______________
                                      City           State              Zip

                     Telephone ______________________

                     Administrator's I.D. Number _______________________________

C6        PLAN'S AGENT FOR SERVICE OF LEGAL PROCESS

          a.   (X)   Employer (Use Employer Address)

          b.   ( )   Name _____________________________________________________

                     Address __________________________________________________

                             __________________________________________________

ELIGIBILITY, VESTING AND RETIREMENT AGE

D1   ELIGIBLE EMPLOYEES (Plan Section 1.15) shall mean:

     a. ( )    all Employees who have satisfied the eligibility requirements.
     b. (X)    all Employees who have satisfied the eligibility requirements except those checked below:

        1.     ( )  Employees paid by commissions only.
        2.     ( )  Employees hourly paid.
        3.     ( )  Employees paid by salary.
        4.     (X)  Employees whose employment is governed by a collective bargaining agreement between the Employer and "employee representatives" under which retirement benefits were the subject of good faith bargaining. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.
        5.     ( )  Highly Compensated Employees.
        6.     (X)  Employees who are non-resident aliens who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).
        7.     ( )  Other___

     NOTE: For purposes of this section, the term Employee shall include all Employees of this Employer and any leased employees deemed to be Employees under Code Section 414(n) or 414(o).

D2   EMPLOYEES OF AFFILIATED EMPLOYERS (Plan Section 1.16)

     Employees of Affiliated Employers:

     a. ( )    will not or N/A
     b. (X)    will

     be treated as Employees of the Employer adopting the Plan.

     NOTE: If D2b is elected, each Affiliated Employer should execute this Adoption Agreement as a Participating Employer.

D3 HOURS OF SERVICE (Plan Section 1.31) will be determined on the basis of the method selected below. Only one method may be selected. The method selected will be applied to all Employees covered under the Plan.

     a. (X) On the basis of actual hours for which an Employee is paid or entitled to payment.
     b. ( ) On the basis of days worked. An Employee will be credited with ten (10) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the day.
     c. ( ) On the basis of weeks worked. An Employee will be credited forty-five (45) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the week.
     d. ( ) On the basis of semi-monthly payroll periods. An Employee will be credited ninety-five (95) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.
     e. ( ) On the basis of months worked. An Employee will be credited one hundred ninety (190) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the month.

D4   CONDITIONS OF ELIGIBILITY (Plan Section 3.1)
     (Check either a OR b and c, and if applicable, d)
     Any Eligible Employee will be eligible to participate in the Plan if such Eligible Employee has satisfied the service and age requirements, if any, specified below:

     a. ( )    NO AGE OR SERVICE REQUIRED.

     b. (X)    SERVICE REQUIREMENT. (may not exceed 1 year)

        1.     ( )  None
        2.     ( )  1/2 Year of Service
        3.     (X)  1 Year of Service
        4.     ( )  Other __________

     NOTE: If the Year(s) of Service selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year. If expressed in Months of Service, an Employee will not be required to complete any specified number of Hours of Service in a particular month.

     c. (X)    AGE REQUIREMENT. (may not exceed 21)

        1.     ( )  N/A - No Age Requirement.
        2.     ( )  20 1/2
        3.     ( )  21
        4.     (X)  Other   18
                          ---------

     d. ( ) FOR NEW PLANS ONLY - Regardless of any of the above age or service requirements, any Eligible Employee who was employed on the Effective Date of the Plan shall be eligible to participate hereunder and shall enter the Plan as of such date.

D5       EFFECTIVE DATE OF PARTICIPATION (Plan Section 3.2)
         An Eligible Employee shall become a Participant as of:

         a.   ( )   the first day of the Plan Year in which he met the
                    requirements.
         b.   ( )   the first day of the Plan Year in which he met the
                    requirements, if he met the requirements in the first 6
                    months of the Plan Year, or as of the first day of the next succeeding Plan Year if he met the requirements in the last
                    6 months of the Plan Year.
         c.   ( )   the earlier of the first day of the seventh month or the
                    first day of the Plan Year coinciding with or next following the date on which he met the requirements.
         d.   ( )   the first day of the Plan Year next following the date on
                    which he met the requirements. (Eligibility must be 1/2 Year of Service or less and age 20 1/2 or less.)
         e.   ( )   the first day of the month coinciding with or next following the date on which he met the requirements.
         f.   (X)   Other: the day in which he met the requirement_____________, provided that an Employee who has satisfied the maximum age and service requirements that are permissible in Section D4 above and who is otherwise entitled to participate, shall commence participation no later than the earlier of (a) 6 months after such requirements are satisfied, or (b) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such participation date.

D6       VESTING OF PARTICIPANT'S INTEREST (Plan Section 6.4(b))

         The vesting schedule, based on number of Years of Service, shall be as follows:

         a. ( ) 100% upon entering Plan. (Required if eligibility requirement is greater than one (1) Year of Service.)

         b.   ( ) 0-2 years          0%        c.   ( ) 0-4 years      0%
                    3 years        100%                   5 years    100%

         d.   ( ) 0-1  year          0%        e.   ( )   1 year      25%
                    2 years         20%                   2 years     50%
                    3 years         40%                   3 years     75%
                    4 years         60%                   4 years    100%
                    5 years         80%
                    6 years        100%

         f.   ( )   1 year          20%        g.   (X) 0-2 years      0%
                    2 years         40%                   3 years     20%
                    3 years         60%                   4 years     40%
                    4 years         80%                   5 years     60%
                    5 years        100%                   6 years     80%
                                                          7 years    100%

         h.   ( ) Other - Must be at least as liberal as either c. or g. above.

                               Years of Service             Percentage


                            ________________________     ________________

                            ________________________     ________________

                            ________________________     ________________

                            ________________________     ________________

                            ________________________     ________________

                            ________________________     ________________


                            ________________________     ________________
D7 FOR AMENDED PLANS (Plan Section 6.4(f)) If the vesting schedule has been amended to a less favorable schedule, enter the pre-amended schedule below:

         a.   ( )   Vesting schedule has not been amended or amended schedule is more favorable in all years.

         b.   (X)   Years of Service             Percentage
                       less than 1                    0%
                    -------------------       ---------------
                           1-2                        1%
                    -------------------       ---------------
                           2-3                        1%
                    -------------------       ---------------
                           3-4                       20%
                    -------------------       ---------------
                           4-5                       40%
                    -------------------       ---------------
                           5-6                       60%
                    -------------------       ---------------
                           6-7                       80%

                             7+                     100%
                    -------------------       ---------------

D8 TOP HEAVY VESTING (Plan Section 6.4(c)) If this Plan becomes a Top Heavy Plan, the following vesting schedule, based on number of Years of Service, for such Plan Year and each succeeding Plan Year, whether or not the Plan is a Top Heavy Plan, shall apply and shall be treated as a Plan amendment pursuant to this Plan. Once effective, this schedule shall also apply to any contributions made prior to the effective date of Code Section 416 and/or before the Plan became a Top Heavy Plan.

         a.   ( )  N/A (D6a, b, d, e or f was selected)

         b.   (X)  0-1 year       0%      c.     ( ) 0-2  years      0%
                     2 years     20%                   3 years     100%
                     3 years     40%
                     4 years     60%
                     5 years     80%
                     6 years    100%

         NOTE: This section does not apply to the Account balances of any Participant who does not have an Hour of Service after the Plan has initially become top heavy. Such Participant's Account balance attributable to Employer contributions and Forfeitures will be determined without regard to this section.

D9 VESTING (Plan Section 6.4(h)) In determining Years of Service for vesting purposes, Years of Service attributable to the following shall be EXCLUDED:

         a.   ( ) Service prior to the Effective Date of the       b. (X) N/A.
                  Plan or a predecessor plan.
         c.   ( ) Service prior to the time an Employee            d. (X) N/A.
                  attained age 18.

D10      PLAN SHALL RECOGNIZE SERVICE WITH PREDECESSOR EMPLOYER

         a.   ( ) No.
         b.   (X) Yes: Years of Service with Rig-A-Lit Partnership, Ltd.,
                                             ----------------------------
                  Calvert Company, Inc., Atkinson Industries and CGIT Westboro,
                  -------------------------------------------------------------
                  Inc. shall be recognized for the purpose of this Plan.
                  ----

         NOTE: If the predecessor Employer maintained this qualified Plan, then Years of Service with such predecessor Employer shall be recognized pursuant to Section 1.74, and b. must be marked.

D11      NORMAL RETIREMENT AGE ("NRA") (Plan Section 1.42) means:

         a.   (X) the date a Participant attains his 65th birthday. (not to
                                                     ----
                  exceed 65th)
         b. ( ) the later of the date a Participant attains his ___ birthday (not to exceed 65th) or the c.___ (not to exceed 5th) anniversary of the first day of the Plan Year in which participation in the Plan commenced.

D12      NORMAL RETIREMENT DATE (Plan Section 1.43) shall commence:

         a.   (X)   as of the Participant's "NRA."

              OR (must select b. or c. AND 1. or 2.)

         b.   ( ) as of the first day of the month...
         c.   ( ) as of the Anniversary Date...
              1.  ( )  coinciding with or next following the Participant's
                       "NRA."
              2.  ( )  nearest the Participant's "NRA".

D13      EARLY RETIREMENT DATE (Plan Section 1.12) means the:

         a.   (X) No Early Retirement provision provided.
         b.   ( ) date on which a Participant...
         c. ( ) first day of the month coinciding with or next following the date on which a Participant...
         d. ( ) Anniversary Date coinciding with or next following the date on which a Participant...

         AND, if b., c. or d. was selected...

              1.  ( )  attains his ____ birthday and has
              2.  ( )  completed at least ____ Years of Service.

CONTRIBUTIONS, ALLOCATIONS AND DISTRIBUTIONS

E1   a.   COMPENSATION (Plan Section 1.9) with respect to any Participant means:

          1.   (X)  Wages, tips and other Compensation on Form W-2.
          2.   ( )  Code Section 3401(a) wages.
          3.   ( )  415 safe-harbor compensation.

     b.   COMPENSATION shall be

          1.   (X)  actually paid (must be selected if Plan is integrated)
          2.   ( )  accrued

     c. HOWEVER, for non-integrated plans, Compensation shall exclude (select all that apply):

          1.   (X)  N/A. No exclusions
          2.   ( )  overtime
          3.   ( )  bonuses
          4.   ( )  commissions
          5.   ( )  other ____

     d.   FOR PURPOSES OF THIS SECTION E1, Compensation shall be based on:

          1.   (X)  the Plan Year.
          2.   ( )  the Fiscal Year coinciding with or ending within the Plan
                    Year.
          3.   ( )  the Calendar Year coinciding with or ending within the Plan
                    Year.

     NOTE: The Limitation Year shall be the same as the year on which Compensation is based.

     e. HOWEVER, for an Employee's first year of participation, Compensation shall be recognized as of:

          1.   ( )  the first day of the Plan Year.
          2.   (X)  the date the Participant entered the Plan.

     f.   IN ADDITION, COMPENSATION and "414(s) Compensation"

          1.   ( )  shall
          2. (X) shall not include compensation which is not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(a)(8), 402(h)(1)(B) or 403(b).

     g.   AND, COMPENSATION

          1.   ( )  shall
          2. (X) shall not include (even if includible in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits.

E2   SALARY REDUCTION ARRANGEMENT - ELECTIVE CONTRIBUTION
     (Plan Section 4.2) Each Employee may elect to have his Compensation reduced by:

     a.   ( )  ____%
     b.   ( )  up to ____%
     c.   (X)  from  1 % to  12%
                    ---     ---
     d. ( ) up to the maximum percentage allowable not to exceed the limits of Code Sections 401(k), 404 and 415.

     AND...

     e. (X) A Participant may elect to commence salary reductions as of November 1, 1999 and thereafter on March 1; June 1; September 1;
               ----------------------------------------------------------------
               and December 1 (ENTER AT LEAST ONE DATE OR PERIOD). A Participant
               --------------
               may modify the amount of salary reductions as of March 1; June 1;
                                                                ----------------
               September 1; and December 1 (ENTER AT LEAST ONE DATE OR PERIOD).
               ---------------------------

     AND...

          Shall cash bonuses paid within 2 1/2 months after the end of the Plan Year be subject to the salary reduction election?

     f.   ( )  Yes
     g.   (X)  No

E3   FORMULA FOR DETERMINING EMPLOYER'S MATCHING CONTRIBUTION
     (Plan Section 4.1(b))

     a.   ( )  N/A. There shall be no matching contributions.
     b. ( ) The Employer shall make matching contributions equal to % (e.g. 50%) of the Participant's salary reductions.
     c. (X) The Employer may make matching contributions equal to a discretionary percentage, to be determined by the Employer, of the Participant's salary reductions.
     d. ( ) The Employer shall make matching contributions equal to the sum of ____% of the portion of the Participant's salary reduction which does not exceed ____% of the Participant's Compensation plus ____% of the portion of the Participant's salary reduction which exceeds ____% of the Participant's Compensation, but does not exceed ____% of the Participant's Compensation.
     e. ( ) The Employer shall make matching contributions equal to the percentage determined under the following schedule:

                    Participant's Total           Matching Percentage
                     Years of Service

                        __________                     __________

                        __________                     __________

                        __________                     __________

     FOR PLANS WITH MATCHING CONTRIBUTIONS

     f. (X) Matching contributions g. ( ) shall h. (X) shall not be used in satisfying the deferral percentage tests. (If used, full vesting and restrictions on withdrawals will apply and the match will be deemed to be an Elective Contribution).
     i. (X) Shall a Year of Service be required in order to share in the matching contribution?

          With respect to Plan Years beginning after 1989...
          1. (X) Yes (Could cause Plan to violate minimum participation and coverage requirements under Code Sections 401(a)(26) and
                    410)
          2.   ( )  No

          With respect to Plan Years beginning before 1990...
          1.   (X)  N/A, new Plan, or same as years beginning after 1989.
          2.   ( )  Yes
          3.   ( )  No

     j. ( ) In determining matching contributions, only salary reductions up to ____% of a Participant's Compensation will be matched.
     k.   (X)  N/A
     l. ( ) The matching contribution made on behalf of a Participant for any Plan Year shall not exceed $ ____. m. (X) N/A
     n.   (X)  Matching contributions shall be made on behalf of
             1.   (X)    all Participants.
             2.   ( )    only Non-Highly Compensated Employees.
     o. (X) Notwithstanding anything in the Plan to the contrary, all matching contributions which relate to distributions of Excess Deferred Compensation, Excess Contributions, and Excess Aggregate Contributions shall be Forfeited. (Select this option only if it is applicable.)

E4 WILL A DISCRETIONARY EMPLOYER CONTRIBUTION BE PROVIDED (OTHER THAN A DISCRETIONARY MATCHING OR QUALIFIED NON-ELECTIVE CONTRIBUTION) (Plan
     Section 4.1)?

     a.   ( )  No.
     b. (X) Yes, the Employer may make a discretionary contribution out of its current or accumulated Net Profit.
     c. ( ) Yes, the Employer may make a discretionary contribution which is not limited to its current or accumulated Net Profit.

     IF YES (b. or c. is selected above), the Employer's discretionary contribution shall be allocated as follows:

     d.   (X)  FOR A NON-INTEGRATED PLAN

     The Employer discretionary contribution for the Plan Year shall be allocated in the same ratio as each Participant's Compensation bears to the total of such Compensation of all Participants.

     e.   ( )  FOR AN INTEGRATED PLAN

     The Employer discretionary contribution for the Plan Year shall be allocated in accordance with Plan Section 4.4(b)(3) based on a Participant's Compensation in excess of:

          f.   ( )  The Taxable Wage Base.
          g.   ( )  The greater of $10,000 or 20% of the Taxable Wage Base.
          h.   ( )  ____% of the Taxable Wage Base. (See Note below)
          i.   ( )  $____. (see Note below)

     NOTE:     The integration percentage of 5.7% shall be reduced to:

               1. 4.3% if h. or i. above is more than 20% and less than or equal to 80% of the Taxable Wage Base.
               2. 5.4% if h. or i. above is less than 100% and more than 80% of the Taxable Wage Base.

E5   QUALIFIED NON-ELECTIVE CONTRIBUTIONS (Plan Section 4.1)

     a. (X) N/A. There shall be no Qualified Non-Elective Contributions except as provided in Sections 4.6 and 4.8.
     b. ( ) The Employer shall make a Qualified Non-Elective Contribution equal to % of the total Compensation of all Participants eligible to share in the allocations.
     c. ( ) The Employer may make a Qualified Non-Elective Contribution in an amount to be determined by the Employer.

E6   FORFEITURES (Plan Section 4.4(e))

     a. Forfeitures of contributions other than matching contributions shall be...

          1.   (X)  added to the Employer's contribution under the Plan.
          2. ( ) allocated to all Participants eligible to share in the allocations in the same proportion that each Participant's Compensation for the year bears to the Compensation of all Participants for such year.

     b.   Forfeitures of matching contributions shall be...

          1.   ( )  N/A. No matching contributions or match is fully vested.
          2.   ( )  used to reduce the Employer's matching contribution.
          3. (X) allocated to all Participants eligible to share in the allocations in proportion to each such Participant's Compensation for the year.
          4. ( ) allocated to all Non-Highly Compensated Employee's eligible to share in the allocations in proportion to each such Participant's Compensation for the year.

E7   ALLOCATIONS TO ACTIVE PARTICIPANTS (Plan Section 4.4)
     With respect to Plan Years beginning after 1989, a Participant...

     a.   (X)  shall (Plan may become discriminatory)
     b.   ( )  shall not

     be required to complete a Year of Service in order to share in any Non-Elective Contributions (other than matching contributions) or Qualified Non-Elective Contributions. For Plan Years beginning before 1990, the Plan provides that a Participant must complete a Year of Service to share in the allocations.

E8       ALLOCATIONS TO TERMINATED PARTICIPANTS (Plan Section 4.4(l))
         Any Participant who terminated employment during the Plan Year (i.e. not actively employed on the last day of the Plan Year) for reasons other than death, Total and Permanent Disability or retirement:

         a. With respect to Employer Non-Elective Contributions (other than matching), Qualified Non-Elective Contributions, and Forfeitures:

              1.    For Plan Years beginning after 1989,

                    i.   ( )  N/A, Plan does not provide for such contributions.
                    ii.  ( )  shall  share  in  the  allocations  provided  such
                              Participant completed more than 500 Hours of Service.
                    iii. ( ) shall share in such allocations provided such Participant completed a Year of Service.
                    iv.  (X)  shall not share in such allocations, regardless of
                              Hours of Service.

              2.    For Plan Years beginning before 1990,

                    i.   (X)  N/A, new Plan, or same as for Plan Years beginning
                              after 1989.
                    ii.  ( )  shall share in such allocations provided such
                              Participant completed a Year of Service.
                    iii. ( ) shall not share in such allocations, regardless of Hours of Service.

         NOTE: If a.1.iii or iv is selected, the Plan could violate minimum participation and coverage requirements under Code Sections 401(a)(26) and 410.

         b. With respect to the allocation of Employer Matching Contributions, a Participant:

              1.    For Plan Years beginning after 1989,

                    i.   ( )  N/A, Plan does not provide for matching
                              contributions.
                    ii.  ( )  shall share in the allocations, regardless of
                              Hours of Service.
                    iii. ( ) shall share in the allocations provided such Participant completed more than 500 Hours of Service.
                    iv.  ( )  shall share in such allocations provided such
                              Participant completed a Year of Service.
                    v.   (X)  shall not share in such allocations, regardless
                              of Hours of Service.

              2.    For Plan Years beginning before 1990,

                    i.   (X)  N/A, new Plan, or same as years beginning after
                              1989.
                    ii.  ( )  shall share in the allocations, regardless of
                              Hours of Service.
                    iii. ( ) shall share in such allocations provided such Participant completed a Year of Service.
                    iv.  ( )  shall not share in such allocations, regardless
                              of Hours of Service.

         NOTE: If b.1.iv or v is selected, the Plan could violate minimum participation and coverage requirements under Code Section 401(a)(26) and 410.

E9       ALLOCATIONS OF EARNINGS (Plan Section 4.4(c))

         Allocations of earnings with respect to amounts contributed to the Plan after the previous Anniversary Date or other valuation date shall be determined...

         a. ( )  by using a weighted average.
         b. ( ) by treating one-half of all such contributions as being a part of the Participant's nonsegregated account balance as of the previous Anniversary Date or valuation date.
         c. ( )  by using the method specified in Section 4.4(c).
         d. (X)  other: by using the actual investment experience of individual
                        -------------------------------------------------------
                 accounts
                 --------

E10      LIMITATIONS ON ALLOCATIONS (Plan Section 4.9)

         a. If any Participant is or was covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan or if the Employer maintains a welfare benefit fund, as defined in Code Section 419(e), or an individual medical account, as defined in Code Section 415(l)(2), under which amounts are treated as Annual Additions with respect to any Participant in this
            Plan:

            1.  (X)  N/A.
            2.  ( )  The provisions of Section 4.9(b) of the Plan will apply as if the other plan were a Master or Prototype Plan.
            3.  ( )  Provide the method under which the Plans will limit total
                     Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.

         b. If any Participant is or ever has been a Participant in a defined benefit plan maintained by the Employer:

            1.  (X)  N/A.
            2.  ( )  In any Limitation Year, the Annual Additions credited to the Participant under this Plan may not cause the sum of the Defined Benefit Plan Fraction and the Defined Contribution Fraction to exceed 1.0. If the Employer's contribution that would otherwise be made on the Participant's behalf during the limitation year would cause the 1.0 limitation to be exceeded, the rate of contribution under this Plan will be reduced so that the sum of the fractions equals 1.0. If the 1.0 limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with Section 4.9(a)(4) of the Plan.
            3.  ( )  Provide the method under which the Plans involved will satisfy the 1.0 limitation in a manner that precludes Employer discretion.

E11      DISTRIBUTIONS UPON DEATH (Plan Section 6.6(h))
         Distributions upon the death of a Participant prior to receiving any benefits shall...

         a. (X) be made pursuant to the election of the Participant or beneficiary.
         b. ( ) begin within 1 year of death for a designated beneficiary and be payable over the life (or over a period not exceeding the life expectancy) of such beneficiary, except that if the beneficiary is the Participant's spouse, begin within the time the Participant would have attained a ge 70 1/2.

         c.  ( )  be made within 5 years of death for all beneficiaries.
         d.  ( )  other
                        ----

E12 LIFE EXPECTANCIES (Plan Section 6.5(f)) for minimum distributions required pursuant to Code Section 401(a)(9) shall...

         a.   (X)   be recalculated at the Participant's election.
         b.   ( )   be recalculated.
         c.   ( )   not be recalculated.

E13      CONDITIONS FOR DISTRIBUTIONS UPON TERMINATION
         Distributions upon termination of employment pursuant to Section 6.4(a) of the Plan shall not be made unless the following conditions have been satisfied:

         a.   (X)   N/A. Immediate distributions may be made at Participant's
                     election.
         b.   ( )   The Participant has incurred___ 1-Year Break(s) in Service.
         c.   ( )   The Participant has reached his or her Early or Normal
                    Retirement Age.
         d.   ( )   Distributions may be made at the Participant's election on or after the Anniversary Date following termination of employment.

         e.   ( )   Other ____

E14      FORM OF DISTRIBUTIONS (Plan Sections 6.5 and 6.6)
         Distributions under the Plan may be made...

         a.   1.    ( )  in lump sums.
              2.    (X)  in lump sums or installments.

         b.   AND, pursuant to Plan Section 6.13,

              1.    ( )  no annuities are allowed (avoids Joint and Survivor
                         rules).
              2.    (X)  annuities are allowed (Plan Section 6.13 shall not
                         apply).

         NOTE: b.1. above may not be elected if this is an amendment to a plan which permitted annuities as a form of distribution or if this Plan has accepted a plan to plan transfer of assets from a plan which permitted annuities as a form of distribution.

         c. AND may be made in...

              1.    (X)  cash only (except for insurance or annuity contracts).
              2.    ( )  cash or property.

TOP HEAVY REQUIREMENTS

F1 TOP HEAVY DUPLICATIONS (Plan Section 4.4(i)): When a Non-Key Employee is a Participant in this Plan and a Defined Benefit Plan maintained by the Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum benefits.

      a. (X)  The Employer does not maintain a Defined Benefit Plan.
      b. ( ) A minimum, non-integrated contribution of 5% of each Non-Key Employee's total Compensation shall be provided in this Plan, as specified in Section 4.4(i). (The Defined Benefit and Defined Contribution Fractions will be computed using 100% if this choice is selected.)
      c. ( ) A minimum, non-integrated contribution of 7 1/2% of each Non-Key Employee's total Compensation shall be provided in this Plan, as specified in Section 4.4(i). (If this choice is selected, the Defined Benefit and Defined Contribution Fractions will be computed using 125% for all Plan Years in which the Plan is Top Heavy, but not Super Top Heavy.)
      d. ( ) Specify the method under which the Plans will provide top heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code Section 415(e).

F2 PRESENT VALUE OF ACCRUED BENEFIT (Plan Section 2.2) for Top Heavy purposes where the Employer maintains a Defined Benefit Plan in addition to this Plan, shall be based on...

      a. (X)  N/A. The Employer does not maintain a defined benefit plan.

      b. ( )  Interest Rate:__

              Mortality Table: __

F3 TOP HEAVY DUPLICATIONS: Employer maintaining two (2) or more Defined Contribution Plans.

      a. (X)   N/A.
      b. ( )   A minimum, non-integrated contribution of 3% of each Non-Key
               Employee's total Compensation shall be provided in the Money
               Purchase Plan (or other plan subject to Code Section 412), where the Employer maintains two (2) or more non-paired Defined
               Contribution Plans.
      c. ( )   Specify the method under which the Plans will provide top heavy minimum benefits for Non-Key Employees that will preclude
               Employer discretion and avoid inadvertent omissions, including any adjustments required under Code Section 415(e).

MISCELLANEOUS

G1   LOANS TO PARTICIPANTS (Plan Section 7.4)

     a.  ( )  Yes, loans may be made up to $50,000 or 1/2 Vested interest.
     b.  (X)  No, loans may not be made.

     If YES, (check all that apply)...

     c.  ( )  loans shall be treated as a Directed Investment.
     d.  ( )  loans shall only be made for hardship or financial necessity.
     e.  ( )  the minimum loan shall be $1,000.
     f. ( ) $10,000 de minimis loans may be made regardless of Vested interest. (If selected, Plan may need security in addition to Vested interest.)

     NOTE: Department of Labor Regulations require the adoption of a separate written loan program setting forth the requirements outlined in Plan Section 7.4.

G2 DIRECTED INVESTMENT ACCOUNTS (Plan Section 4.13) are permitted for the interest in any one or more accounts.

     a.  (X)  Yes, regardless of the Participant's Vested interest in the Plan.
     b. ( ) Yes, but only with respect to the Participant's Vested interest in the Plan.
     c.  ( )  Yes, but only with respect to those accounts which are 100%
              Vested.
     d.  ( )  No directed investments are permitted.

G3   TRANSFERS FROM QUALIFIED PLANS (Plan Section 4.11)

     a. (X) Yes, transfers from qualified plans (and rollovers) will be allowed.
     b. ( ) No, transfers from qualified plans (and rollovers) will not be allowed.

     AND, transfers shall be permitted...

     c.  (X)  from any Employee, even if not a Participant.
     d.  ( )  from Participants only.

G4   EMPLOYEES' VOLUNTARY CONTRIBUTIONS (Plan Section 4.12)

     a. ( ) Yes, Voluntary Contributions are allowed subject to the limits of Section 4.7.
     b.  (X)  No, Voluntary Contributions will not be allowed.

     NOTE: TRA '86 subjects voluntary contributions to strict discrimination rules.

G5   HARDSHIP DISTRIBUTIONS (Plan Section 6.11)

     a.  ( )  Yes, from any accounts which are 100% Vested.
     b.  (X)  Yes, from Participant's Elective Account only.
     c.  ( )  Yes, but limited to the Participant's Account only.
     d.  ( )  No.

     NOTE: Distributions from a Participant's Elective Account are limited to the portion of such account attributable to such Participant's Deferred Compensation and earnings attributable thereto up to December 31, 1988. Also hardship distributions are not permitted from a Participant's Qualified Non-Elective Account.

G6   PRE-RETIREMENT DISTRIBUTION (Plan Section 6.10)

     a. (X) If a Participant has reached the age of 59 1/2 , distributions may be made, at the Participant's election, from any accounts which are 100% Vested without requiring the Participant to terminate employment.
     b.  ( )  No pre-retirement distribution may be made.

     NOTE: Distributions from a Participant's Elective Account and Qualified Non-Elective Account are not permitted prior to age 59 1/2.

G7 TRUST INVESTMENTS: (Plan Section 7.2) Assets under this Plan shall be invested as follows (select all that apply):

     a.   ( )  Life Insurance Contracts (must also select b. and/or c.)

          1.   ( )  shall be purchased at the option of the Administrator.
          2.   ( )  shall be purchased at the option of the Participant.

     AND (select all that apply)...

          3. ( ) Each initial Contract shall have a minimum face amount of $__ .
          4. ( ) Each additional life insurance contract shall have a minimum face amount of $__.
          5. ( ) No initial or additional life insurance shall be purchased for any Participant who is under age __ on the contract issue date
          6. ( ) No life insurance shall be purchased until the Participant has been credited with __ Years of Service.
          7. ( ) No life insurance shall be purchased until the Participant has been credited with __ Years of Service while a Participant in the Plan.
          8. ( ) The maximum amount of all Contracts purchased on behalf of a Participant shall not exceed $__.
          9. ( ) Waiver of premium is included on all life insurance contracts and is paid with the Employer Contributions allocated to the Participant's Accounts.

     b. ( ) Annuity Contracts (as permitted by the Insurer) shall be purchased...

          1.   ( )  at the option of the Administrator
          2.   ( )  at the option of the Participant

     c. (X) Investments may be made in any investments permitted pursuant to Plan Sections 7.2 and 7.3 other than those permitted by a. or b. above unless so elected.

The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the plan is qualified under Code Section 401. In order to obtain reliance with respect to plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter.

The Employer may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Code
Section 401 unless the terms of the Plan, as herein adopted or amended, that pertain to the requirements of Code Sections 401(a)(4), 401(a)(17), 401(l), 401(a)(5), 410(b) and 414(s), as amended by the Tax Reform Act of 1986, or later laws, (a) are made effective retroactively to the first day of the first Plan Year beginning after December 31, 1988 (or such later date on which these requirements first become effective with respect to this Plan); or (b) are made effective no later than the first day on which the Employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the Plan constitute such an interpretation.

This Adoption Agreement may be used only in conjunction with basic Plan document #02. This Adoption Agreement and the basic Plan document shall together be known as MFS Fund Distributors, Inc. Non-Standardized 401(k) Profit Sharing Plan and Trust #02-001.

The adoption of this Plan, its qualification by the IRS, and the related tax consequences are the responsibility of the Employer and its independent tax and legal advisors.

This Plan may be used only in conjunction with a product purchased from MFS Fund Distributors, Inc. or any of its affiliates or subsidiaries.

MFS Fund Distributors, Inc. will notify the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan provided this Plan has been acknowledged by MFS Fund Distributors, Inc. or its authorized representative. Furthermore, in order to be eligible to receive such notification, we agree to notify MFS Fund Distributors, Inc. of any change in address.

IN WITNESS WHEREOF, the Employer and Trustee hereby cause this Plan to be executed on this ________________ day of ________________________,
_______________. Furthermore, this Plan may not be used unless acknowledged by MFS Fund Distributors, Inc. or its authorized representative.

EMPLOYER:

Aztec Manufacturing Co.

By:  _______________________________
       Employer Representative


____________________________________              ______________________________
TRUSTEE First Nebraska Trust Company              TRUSTEE

PARTICIPATING EMPLOYER:

            Aztec Industries, Inc.
------------------------------------
                (enter name)

By:  _______________________________

PARTICIPATING EMPLOYER:

     Automatic Processing, Inc.
------------------------------------
             (enter name)

By:  _______________________________

PARTICIPATING EMPLOYER:

        The Calvert Co., Inc.
------------------------------------
             (enter name)

By:  _______________________________

PARTICIPATING EMPLOYER:

    Gulf Coast Galvanizing, Inc.
------------------------------------
             (enter name)

By:  _______________________________

PARTICIPATING EMPLOYER:

     Arkansas Galvanizing, Inc.
------------------------------------
             (enter name)

By:  _______________________________

PARTICIPATING EMPLOYER:

         CGIT Westboro, Inc.
--------------------------------------------
             (enter name)

By:  _______________________________________

PARTICIPATING EMPLOYER:

International Galvanizers Partnership, Ltd.CGIT Westboro, Inc.
--------------------------------------------------------------
             (enter name)

By:  _______________________________________

PARTICIPATING EMPLOYER:

Drilling Rig Electrical Systems Partnership, Ltd.CGIT Westboro, Inc.
--------------------------------------------------------------------
             (enter name)

By:  _______________________________________

PARTICIPATING EMPLOYER:

 Atkinson Industries, Inc.CGIT Westboro, Inc.
 --------------------------------------------
             (enter name)

By:  _______________________________________

PARTICIPATING EMPLOYER:

 Arizona Galvanizing, Inc.CGIT Westboro, Inc.
 --------------------------------------------
             (enter name)

By:  _______________________________________

PARTICIPATING EMPLOYER:

 Hobson Galvanizing, Inc.CGIT Westboro, Inc.
 -------------------------------------------
             (enter name)

By:  _______________________________________

PARTICIPATING EMPLOYER:

             Aztec Group Company
--------------------------------------------
             (enter name)

By:_________________________________________

PARTICIPATING EMPLOYER:

    Aztec Manufacturing Partnership, Ltd.
--------------------------------------------
             (enter name)

By:_________________________________________

PARTICIPATING EMPLOYER:

Aztec Manufacturing Waskom Partnership, Ltd.
--------------------------------------------
             (enter name)

By:_________________________________________

PARTICIPATING EMPLOYER:

         Rig-A-Lit Partnership, Ltd.
---------------------------------------------
             (enter name)

By:__________________________________________


The following Acceptance of MFS Heritage Trust Company will be completed if the Bank is named as Trustee:

                  MFS Heritage Trust Company

                  By:____________________________
                          Authorized Officer

                  NOTE: MFS Heritage Trust Company will act as Trustee only when Plan assets are invested exclusively in mutual funds distributed by MFS Fund Distributors, Inc. If the Trustee is another corporation or an individual, at least 50% of Plan assets must be so invested, unless MFS Fund Distributors, Inc. otherwise agrees in writing.

This Plan may not be used, and shall not be deemed to be a Prototype Plan, unless an authorized representative of MFS Fund Distributors, Inc. has acknowledged the use of the Plan. Such acknowledgment is for administerial purposes only. It acknowledges that the Employer is using the Plan but does not represent that this Plan, including the choices selected on the Adoption Agreement, has been reviewed by a representative of the sponsor or constitutes a qualified retirement plan.

MFS Fund Distributors, Inc.

By:_________________________

With regard to any questions regarding the provisions of the Plan, adoption of the Plan, or the effect of an opinion letter from the IRS, call or write (this information must be completed by the sponsor of this Plan or its designated representative):

Name          Otto E. Rogelstad, Esq.
              -------------------------------------------------

Address       MFS Fund Distributors, Inc.
              -------------------------------------------------

              500 Boylston Street
              -------------------------------------------------

              Boston, Massachusetts 02166
              -------------------------------------------------

Telephone     (800) 637-1044
              -------------------------------------------------